EXHIBIT 32.1

CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. section 1350):

     I, Thomas D. Karol, Chief Executive Officer of ElkCorp, certify to my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. section 1350) that:

(1)	The Quarterly Report on Form 10-Q for the period ended September 30, 2004, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report on Form 10-Q for the period ended September 30, 2004 fairly presents, in all material respects, the financial condition and results of operations of ElkCorp.

Date: November 5, 2004
	By	/s/ Thomas D. Karol
Thomas D. Karol
Chief Executive Officer